                                                                   EXHIBIT 10.19


                               OUTSIDE DIRECTORS'
                               ------------------

                           CAPITAL ACCUMULATION PLAN
                           -------------------------

                          OF H. F. AHMANSON & COMPANY
                          ---------------------------

                          (Effective January 1, 1995)

                               TABLE OF CONTENTS
                               -----------------

                                                          PAGE
                                                          ----
PREAMBLE                                                     1

ARTICLE I

         DEFINITIONS                                         1

         1.1    Account                                      1
         1.2    Beneficiary                                  2
         1.3    Board                                        2
         1.4    CD Rate                                      2
         1.5    Committee                                    2
         1.6    Company                                      2
         1.7    Deferral Commitment or Deferral Unit         2
         1.8    Deferral Period                              2
         1.9    Early Distribution                           3
         1.10   Effective Date                               3
         1.11   Elective Deferred Compensation               3
         1.12   Financial Hardship                           3
         1.13   Participant                                  3
         1.14   Participation Agreement                      3
         1.15   Plan                                         3
         1.16   Plan Year                                    3
         1.17   Termination of Service                       4
         1.18   T-Note Rate                                  4
         1.19   Valuation Date                               4

ARTICLE II

         COMMITTEE                                           4

         2.1    Appointment of Committee                     4
         2.2    Duties of Committee                          4
         2.3    Determinations by Committee; Appointment
                of Agents; Settlement of Claims.             6
         2.4    Compensation and Expenses of the
                Committee                                    6
         2.5    Resignation and Removal of Members           6
         2.6    Appointment of Successors                    7

ARTICLE III

         PARTICIPATION AND DEFERRAL COMMITMENTS                       7

         3.1    Eligibility and Participation                7
         3.2    Basic Form of Deferral; Minimum Deferral     7
         3.3    Limitations on Deferral                      8
         3.4    Deferral Commitments Limited by
                Termination of Service                       8
         3.5    Modification of Deferral Commitments         8

                                      (i)

ARTICLE IV
         DEFERRED COMPENSATION ACCOUNTS                       9

         4.1       Accounts                                   9
         4.2       Elective Deferred Compensation             9
         4.3       Crediting Rate                             9
         4.4       Determination of Accounts                 10
         4.5       Vesting of Accounts                       10
         4.6       Statement of Accounts                     10

ARTICLE V

         PLAN BENEFITS                                       10

         5.1       Plan Benefit                              10
         5.2       Form of Retirement Benefit Payment        11
         5.3       Survivor Benefits                         12
         5.4       Early Distributions                       13
         5.5       Hardship Distributions                    14
         5.6       Valuation and Settlement                  15
         5.7       Change in Control and Lump Sum Payments   15
         5.8       Distributions from General Assets         19
         5.9       Withholding and Payroll Taxes             19
         5.10      Payment to Guardian                       19
         5.11      Small Benefit                             20
         5.12      Protective Provisions                     20
         5.13      Notices and Elections                     21

 ARTICLE VI

         DESIGNATION OF BENEFICIARY                          21

         6.1       Designation of Beneficiary                21
         6.2       Failure to Designate Beneficiary          21

 ARTICLE VII

         POWERS                                              22

         7.1       No Liability                              22
         7.2       Advice of Counsel                         22
         7.3       Distribution of Participants' Interests
                   When Company is Unable to Locate
                   Distributees                              23

ARTICLE VIII

         MAINTENANCE OF ACCOUNTS                             24

                                     (ii)


ARTICLE IX

         AMENDMENT AND TERMINATION OF THE PLAN               24

         9.1     Amendment                                   24
         9.2     Company's Right to Terminate                25

ARTICLE X

         SPENDTHRIFT PROVISIONS                              25

ARTICLE XI

         MISCELLANEOUS                                       26

         11.1    Right of Company to Replace Directors;
                 Obligations                                 26
         11.2    Title to and Ownership of Assets Held for
                 Accounts                                    27
         11.3    Nature of Liability to Participants         27
         11.4    Benefits to be Provided Solely by the
                 Company - Subsidiaries not Liable
                 Therefor                                    27
         11.5    Text to Control                             27
         11.6    Law Governing and Severability              27
         11.7    Resolution                                  28
         11.8    Name                                        28
         11.9    Gender                                      28

                                     (iii)

                               OUTSIDE DIRECTORS'
                               ------------------
                           CAPITAL ACCUMULATION PLAN
                           -------------------------
                          OF H. F. AHMANSON & COMPANY
                          ---------------------------
                       (Effective as of January 1, 1995)

                                    PREAMBLE
                                    --------

         The purpose of this Outside Directors' Capital Accumulation Plan (the "Plan") is to provide opportunities for outside directors of H. F. Ahmanson & Company (the "Company") and Home Savings of America, FSB to accumulate supplemental funds for retirement, special needs prior to retirement or death. The Plan will be effective as of January 1, 1995, and will apply to all deferral elections made after September 30, 1994.

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

         When used herein, the following words shall have the following meanings unless the content clearly indicates otherwise:

         1.1   Account.  "Account" means the device used by the Company to
               -------
measure and determine the amounts to be paid to a Participant under the Plan for each Deferral Unit. Separate Accounts will be established for amounts deferred by a Participant under separate Deferral Units.

         1.2   Beneficiary.  "Beneficiary" means the person who under this Plan
               -----------
becomes entitled to receive a Participant's interest in the event of his death.

         1.3   Board.  "Board" means the Board of Directors of the Company or
               -----
any committee thereof acting within the scope of its authority.

         1.4   CD Rate.  "CD Rate" means for each Plan Year the interest rate
               -------
paid by Home Savings of America, FSB on a one year Non-Marketable Certificate of Deposit as of January 1 of such Plan Year.

         1.5   Committee.  "Committee" means the committee appointed to
               ---------
administer the Plan pursuant to Article II.

         1.6   Company.  "Company" means H. F. Ahmanson & Company, a Delaware
               -------
corporation, and any successor in interest.

         1.7   Deferral Commitment or Deferral Unit.  "Deferral Commitment" or
               ------------------------------------
"Deferral Unit" means a deferral commitment made by a Participant to establish a deferral unit pursuant to Article III for which a Participation Agreement has been submitted by the Participant to the Committee.

         1.8   Deferral Period.  "Deferral Period" means the period over which a
               ---------------
Participant elects to defer directors fees, as the Committee may permit in its discretion. A Deferral Period may be one or more calendar years and will continue indefinitely from year to year until a Participant elects to terminate the Deferral Period or commence a new Deferral Period. A new Deferral Period may start each January 1.

         1.9   Early Distribution.  "Early Distribution" means a distribution
               ------------------
prior to Termination of Service pursuant to Section 5.4.

         1.10  Effective Date.  "Effective Date" means January 1, 1995.
               --------------

         1.11  Elective Deferred Compensation.  "Elective Deferred Compensation"
               ------------------------------
means the amount of compensation that a Participant elects to defer pursuant to a Deferral Commitment.

         1.12  Financial Hardship.  "Financial Hardship" means an immediate and
               ------------------
heavy financial need of the Participant, determined by the Committee on the basis of written information supplied by the Participant in accordance with such standards as are, from time to time, established by the Committee.

         1.13  Participant.  "Participant" means any individual who is
               -----------
participating in this Plan as provided in Article III.

         1.14  Participation Agreement.  "Participation Agreement" means the
               -----------------------
agreement submitted by a Participant to the Committee prior to the beginning of the Deferral Period, with respect to the Deferral Commitment made for such Deferral Period.

         1.15  Plan.  "Plan" means this "Outside Directors' Capital Accumulation
               ----
Plan" as set forth in this document and as the same may be amended, administered or interpreted from time to time.

         1.16  Plan Year.  "Plan Year" means each calendar year beginning on
               ---------
January 1 and ending on December 31.

         1.17  Termination of Service.  "Termination of Service" means
               ----------------------
termination of service as a director of the Company or Home Savings of America, FSB

         1.18  T-Note Rate.  "T-Note Rate" means for each Plan Year the interest
               -----------
rate which is equivalent to an effective annual yield equal to the 120 month rolling average rate of ten-year United States Treasury Notes as of the June 30 preceding the applicable Plan Year. This rate will be determined once each year by an outside source selected by the Company.

         1.19  Valuation Date.  "Valuation Date" means the last day of each
               --------------
month, or such other dates as the Committee may determine in its discretion, which may be either more or less frequent, for the valuation of Participants' Accounts.

                                   ARTICLE II
                                   COMMITTEE
                                   ---------

         2.1   Appointment of Committee.  The Committee shall consist of three
               ------------------------
(3) members who shall be appointed by the Board. Each member shall serve as such a member until resignation, death or removal by the Board. If at any time the Committee shall not be in existence, or shall be unable or refuse to make a determination necessary or convenient to the administration of this Plan, the Board shall appoint a new member or members to the Committee.

         2.2   Duties of Committee.  The Committee shall be charged with the
               -------------------
administration of this Plan and shall decide all questions arising in the administration, interpretation and application of the Plan, including all questions of distributions, except as such may be expressly reserved hereunder to the Board. The decision of the Committee shall be conclusive and binding on all parties, providing that the Committee has acted in good faith and in accordance with the provisions of this Plan.

         The Committee shall, from time to time, direct the Treasurer of the Company concerning the payments to be made hereunder to the Participants pursuant to this Plan and shall have such other powers respecting administration of the Plan as may be conferred upon it hereunder or as may be delegated to it from time to time by the Board.

         If any member of the Committee shall be a Participant hereunder, then in any matters affecting any member of the Committee in his individual capacity as a Participant hereunder, separate and apart from his status as a member of the group of Participants, such interested member shall have no authority to vote in the determination of such matters as a member of the Committee, but the Committee shall determine such matter as if said interested member were not a member of the Committee; provided, however, that this shall not be deemed to take from said interested member any of his rights hereunder as a Participant. If the remaining members of the Committee should be unable to agree on any matter so affecting an interested member because of an equal division of voting, the Board shall appoint a temporary member of the Committee in order to create an odd number of voting members.

         2.3   Determinations by Committee; Appointment of Agents; Settlement of
               -----------------------------------------------------------------
Claims.
------
          (a) The Committee may delegate to any agent such duties and powers, both ministerial and discretionary, as it deems appropriate, excepting only that all matters involving interpretation of the Plan shall be determined by the Committee, and settlement of claims shall be determined by the Committee in accordance with the provisions of subsection (b) hereof.

          (b) The Committee shall establish and maintain procedures pertaining to claims by Participants and their Beneficiaries for benefits under the Plan.

          (c) Except as hereinbefore provided, any determination by a majority of the Committee at a meeting thereof, whether in person or by telephone, or without a meeting by a resolution or memorandum signed by all the members, shall be final and conclusive on the Company, on all Participants and Beneficiaries claiming any right hereunder, and on all third parties dealing with the Company.

         2.4  Compensation and Expenses of the Committee.  The compensation of
              ------------------------------------------
the members of the Committee, officers, agents, counsel or other persons retained or employed by the Committee for services rendered in connection with the Plan shall be fixed by the Committee, subject to the approval of the Board, and shall be paid by the Company.

         2.5  Resignation and Removal of Members.  Any member of the Committee
              ----------------------------------
may resign at any time by giving written notice to the other members and to the Company, effective as therein stated, or otherwise upon receipt. Any member or members of the Committee may, at any time, be removed by the Board.

         2.6  Appointment of Successors.  Upon death, resignation, termination
              -------------------------
or removal of any member of the Committee, the Board shall appoint a successor.

                                  ARTICLE III

                     PARTICIPATION AND DEFERRAL COMMITMENTS
                     --------------------------------------

         3.1  Eligibility and Participation.
              -----------------------------
              (a) Eligibility.  Eligibility to make a Deferral
                  -----------
Commitment shall be limited to outside directors of the Company and Home Savings of America, FSB who are not employed by the Company or any Subsidiary.

              (b) Participation. An eligible individual may elect to participate
                  -------------
in the Plan by submitting a Participation Agreement to the Committee prior to such date preceding the Deferral Period as the Committee may determine. A Participation Agreement will continue in effect indefinitely from year to year until a Participant elects to terminate the Participation Agreement or enter into a new Participation Agreement. Except as provided in Section 3.5 or as the Committee may otherwise determine, any election to terminate a Participation Agreement or enter into a new Participation Agreement will take effect on January 1 after such election is received by the Committee.

         3.2  Basic Form of Deferral; Minimum Deferral.  A Participant may elect
              ----------------------------------------
in a Participation Agreement to defer a portion of his directors fees for the Deferral Period. The amount to be deferred shall be stated as an even percentage of Board annual retainer, Board meeting fees, Board committee annual retainer and/or Board committee meeting fees. A different percentage may be elected for each type of directors fees. The minimum deferral under the Plan shall be $2,000 per year or such other amount as the Committee may determine from time to time in its discretion.

         3.3  Limitations on Deferral.  A Participant shall not defer for any
              -----------------------
Plan Year more than one hundred percent (100%) of the Participant's directors fees. A Participant may not defer under this Plan any directors fees which he elects to defer under the Company's 1988 or 1996 Directors' Stock Incentive Plan (the "Stock Incentive Plan"). In the event of any conflict between deferral elections under this Plan and the Stock Incentive Plan, the deferral election under the Stock Incentive Plan shall take precedence.

         3.4  Deferral Commitments Limited by Termination of Service.  A
              ------------------------------------------------------
Participant's Deferral Commitments shall terminate upon the Participant's Termination of Service.

         3.5  Modification of Deferral Commitments.  Deferral Commitments shall
              ------------------------------------
be irrevocable except as follows:

              (a) Financial Hardship.  The Committee may permit a Participant
                  ------------------
to reduce the amount to be deferred, or waive the remainder of the Deferral Commitment, upon a finding that the Participant has suffered a Financial Hardship.

                                  ARTICLE IV

                         DEFERRED COMPENSATION ACCOUNTS
                         ------------------------------

         4.1  Accounts.  For record-keeping purposes only, Accounts shall be
              --------
maintained for each Participant. Separate Accounts shall be maintained for each Deferral Unit of a Participant.

         4.2  Elective Deferred Compensation.  A Participant's Elective Deferred
              ------------------------------
Compensation shall be credited to the Participant's Account as of the date when the corresponding non-deferred portion of the compensation is paid or would have been paid but for the Deferral Commitment. Any withholding of taxes or other amounts with respect to deferred compensation that is required by federal, state or local law shall be withheld from the Participant's non-deferred compensation to the maximum extent possible with any excess being withheld from the Participant's Deferral Commitment or Account.

         4.3  Crediting Rate.  The Accounts shall be credited monthly with
              --------------
interest based on the rates specified below, compounded annually. Interest shall be credited as of each Valuation Date from the dates when deferred amounts are credited to Accounts based on the balance of each Account.

              (a) Interest Rate During Participant's Lifetime.  During a
                  -------------------------------------------

Participant's lifetime, the Participant's Accounts will be credited with interest on a monthly basis during each Plan Year at one hundred twenty-five percent (125%) of the T-Note Rate which is applicable for that Plan Year.

              (b) Interest Rate After Participant's Death. Following a
                  ---------------------------------------
Participant's death, the Participant's Accounts will be credited with interest on a monthly basis during each Plan Year at the CD Rate which is applicable for that Plan Year.

         4.4  Determination of Accounts.  A Participant's Account as of each
              -------------------------
Valuation Date shall consist of the balance of the Participant's Account as of the immediately preceding Valuation Date, plus the Participant's Elective Deferred Compensation and interest credited to such Account and minus any distributions made from such Account since the immediately preceding Valuation Date.

         4.5  Vesting of Accounts.  Each Participant shall be one hundred
              -------------------
percent (100%) vested at all times in the amounts credited to such Participant's Accounts.

         4.6  Statement of Accounts.  The Company shall submit to each
              ---------------------
Participant quarterly statements setting forth the balance to the credit of the Accounts maintained for the Participant.

                                   ARTICLE V
                                 PLAN BENEFITS
                                 -------------

         5.1  Plan Benefit.  If a Participant has a Termination of Service for
              ------------
any reason including death, the Company shall pay a Plan benefit for each Deferral Unit equal to the Participant's Account for the Deferral Unit, as determined below.

         Unpaid balances of Accounts of Participants shall be credited with one hundred twenty-five percent (125%) of the T-Note Rate for each Plan Year until the Participant's Accounts are distributed in full except in the event of the Participant's death. After the Participant's death interest shall be credited at the CD Rate pursuant to
Section 4.3(b).

         5.2  Form of Retirement Benefit Payment.  Benefits payable following
              ----------------------------------
Termination of Service will be paid in accordance with the form of retirement benefit elected by the Participant for each Deferral Unit on an election form prescribed by the Committee for designation of form of payment. A Participant may change this election by filing a new election at any time which is more than 12 months preceding Termination of Service. Retirement benefits for a Deferral Unit will be paid in accordance with the most recent timely election made for that Deferral Unit. Any election which is not timely made will be void. Thereafter, a Participant's election will be irrevocable, except that a Participant who has elected payments in installments may request in writing payment in a lump sum, at any time after Termination of Service, of the amount of his Account for any Deferral Unit which is reasonably necessary to meet the Participant's requirements due to a Financial Hardship.

         The available forms of payment after Termination of Service are as follows:

          (a) Lump Sum.  A lump sum payment after Termination of Service.
              --------
          (b) Installment Payments.  Monthly installment payments in
              --------------------
substantially equal payments of principal and interest over a payment period of 60, 120 or 180 months, as elected by the Participant. The amount of the monthly installments shall be redetermined effective as of January 1 of each year based on the remaining Account balance and the remaining number of installment payments. If no election is made, retirement benefits will be paid in monthly installments over 180 months.

              (c) Deferred Payments. A Participant may elect, in the election
                  -----------------
form for designation of form of payment for any Deferral Unit, to have the lump sum or installment payments which are payable following Termination of Service commence when the Participant retires from his principal employment, in January of the year following Termination of Service or retirement from his principal employment, or when the Participant attains age 55, 60, 65 or 70.

         5.3  Survivor Benefits.
              -----------------
              (a) Amount of Survivor Benefit.  The amount payable as a survivor
                  --------------------------

benefit for a Deferral Unit shall be equal to the remaining unpaid balance of the Participant's Account, if any, for the Deferral Unit. The amount payable with respect to the unpaid balances of each of the Participant's Accounts shall be determined by crediting interest at one hundred twenty-five percent (125%) of the T-Note Rate for each Plan Year through the date of the Participant's death. After the Participant's death interest shall be credited at the CD Rate for each Plan Year pursuant to Section 4.3(b).

              (b) Form of Survivor Benefit.  If the Participant dies before
                  ------------------------
commencement of distributions of the Participant's Account with respect to a Deferral Unit, the Participant's Account balance for the Deferral Unit shall be paid in the form and over the period elected by the Participant for payment of the survivor benefit for such Deferral Unit. However, the Participant may modify the form of payment of survivor benefits in a written form filed with the Committee at any time prior to the Participant's death. If no election is made, survivor benefits will be paid in a lump sum. Survivor benefit payments shall commence following the Participant's death.

          If the Participant dies after commencement of distributions of the Participant's Account with respect to a Deferral Unit, the Participant's remaining Account balance, if any, for the Deferral Unit shall be paid by continuation of the form of benefit which was payable to the Participant for the remaining payments which would have been made to the Participant if the Participant had lived.

          Notwithstanding the foregoing, the survivor benefit will be paid in a lump sum if the aggregate Account balance for all of the Participant's Accounts is less than $50,000.

         5.4  Early Distributions.  A Participant may elect to receive an early
              -------------------
distribution from his Account for a Deferral Unit prior to Termination of Service ("Early Distribution") subject to the following restrictions:

             (a) Timing of Election.  The election to take an Early Distribution
                 ------------------
from an Account for a Deferral Unit must be made at the same time the Participant elects the form of payment for the Deferral Unit.

             (b) Amount of Withdrawal. The amount which a Participant can elect
                 --------------------
to receive as an Early Distribution with respect to an Account for a Deferral Unit may be a fixed dollar amount or any percent up to one hundred percent (100%) of the

Participant's Account balance for the Deferral Unit. If a fixed dollar amount is elected, and this amount exceeds the Account balance when an Early Distribution is to be made, only the Account balance will be paid.

          (c) Timing and Form of Early Distribution.  The Early Distribution
              -------------------------------------
shall be paid in a single lump sum at the time elected by the Participant in the election form in which the Early Distribution option is elected. In no event shall an Early Distribution for a Deferral Unit be made prior to seven years following the start of the Deferral Period for the Deferral Unit.

          Amounts paid to a Participant pursuant to this Section 5.4 shall be treated as distributions from the Participant's Account.

          If a Participant has a Termination of Service prior to the Early Distribution date which the Participant has elected for a Deferral Unit, his Account balance for the Deferral Unit will be paid in accordance with the form of retirement benefit payment which the Participant has elected for the Deferral Unit, if any, or otherwise in a lump sum upon Termination of Service.

         5.5  Hardship Distributions.  Upon a finding that a Participant or
              ----------------------
Beneficiary has suffered a Financial Hardship, the Committee may, in its sole discretion, make distributions from an Account prior to the time specified for payment of benefits under the Plan. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant's or Beneficiary's requirements during the Financial Hardship. Applications for hardship distributions and determinations thereon by the Committee shall be in writing, and a Participant or Beneficiary may be required to furnish written proof of the Financial Hardship.

         5.6  Valuation and Settlement.  The date on which a lump sum is paid or
              ------------------------
the date on which installment payments commence shall be the "Settlement Date." The Settlement Date for a Deferral Unit shall be no more than thirty (30) days after the last day of the month in which the Participant or his Beneficiary becomes entitled to payments on account of Termination of Service or death, unless the Participant elects to defer commencement of payments following Termination of Service to a later date in the election form for designation of form of payment for the Deferral Unit. The Settlement Date for an Early Distribution or delayed payments following Termination of Service shall be the month which the Participant elects for commencement of such payments in the election form for designation of form of payment for the Deferral Unit. The amount of a lump sum payment and the initial amount of installment payments for a Deferral Unit shall be based on the value of the Participant's Account as of the Valuation Date at the end of the immediately preceding month before the Settlement Date. For example, the Valuation Date at the end of December shall be used to determine lump sum payments and the initial amount of installment payments which will be made in the following January.

         5.7  Change in Control and Lump Sum Payments.
              ---------------------------------------
              (a) Subject to the provisions of Section 5.7(b) hereof, upon dissolution or liquidation of the Company or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon the sale of all or substantially all the assets of the Company, the interests of all then remaining Participants shall continue, and provisions shall be made in connection with such transaction for the continuance of the Plan and the assumption of the obligations of the Company under the Plan by the Company's successor(s) in interest.

              (b) Notwithstanding any other provisions of the Plan, at any time before or after a Change in Control a Participant or a Beneficiary of a deceased Participant may elect to receive an immediate lump sum payment of the balance of his Account(s) for any Deferral Unit(s), reduced by a penalty, which shall be forfeited to the Company, equal to ten percent (10%) before a Change in Control or five percent (5%) after a Change in Control of the balance of such Account(s), in lieu of payments in accordance with the form previously elected by the Participant. However, the penalty shall not apply in the event of (i) a determination by the Committee based on advice of counsel or (ii) a final determination by the Internal Revenue Service or any court of competent jurisdiction, that by reason of the foregoing provision any Participant or Beneficiary has recognized or will recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits. The Company shall notify all Participants (and Beneficiaries of deceased Participants) of any such determination. Whenever any such determination is made, the Company shall refund all penalties which were imposed hereunder on account of making lump sum payments at any time during or after the first year to which such determination applies (i.e., the first year when gross income is recognized for federal income tax purposes). Interest shall be paid on any such refunds at one hundred twenty-five percent (125%) of the T-Note Rate for each Plan Year, compounded annually. The Committee may also reduce or eliminate the penalty if it determines that this action will not cause any Participant or Beneficiary to recognize gross income for federal income tax purposes under this Plan in advance of payment to him of Plan benefits. Whenever a Participant receives a lump sum payment under this Section 5.7(b) or Section 9.1, the Participant must cease all deferrals under this Plan effective as of the date of the lump sum payment and may not resume or make any new deferrals under this Plan until the next Plan Year beginning after 12 months following receipt of the lump sum payment.

              (c) A "Change in Control" shall occur:

                 (i) When any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934) becomes the beneficial owner (as such term is used in Section 13(d)(1) of the Securities Exchange Act of 1934) directly or indirectly of securities representing at least 25% of the combined voting power of the then outstanding securities of the Company; or

                 (ii) When during any period of thirty-six (36) consecutive months (whether commencing before or after the Effective Date of this Plan), individuals who at the beginning of such period constituted the Company's Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

                 (iii) Upon the effective date of any merger, consolidation, combination, reorganization, sale, lease or exchange, or issuance or delivery of stock or other securities, or reverse stock split, exchange, liquidation or dissolution which is referred to in paragraph (b) of Article TWELFTH of the Company's Restated Certificate of Incorporation as in effect on the Effective Date, and notwithstanding any repeal, amendment or other modification of said Article TWELFTH that may hereafter be made (hereinafter called a "Transaction"), or the approval by the stockholders of the Company (or if such stockholder approval is not required, the approval by the Board) of a Transaction; provided, however, that the term "Transaction" shall not include any transaction described in either proviso set forth at the end of said paragraph (b); and provided further that the last paragraph of said Article TWELFTH is hereby incorporated herein by this reference; or

                 (iv) Upon the effective date of the approval by the stockholders of the Company of any plan or proposal for the Company to be Acquired (as defined below) or for the liquidation or dissolution of the Company.

          For purposes of this Section 5.7(c), the Company shall be considered to be "Acquired" only if the owners of its voting securities immediately prior to the effective date of any transaction referred to in Section 5.7(a) above will not own immediately thereafter, as a result of having owned such voting securities, securities representing a majority of the combined voting power of the then outstanding securities of the Company or the entity that then owns, directly or indirectly, the Company or all or substantially all its assets.

              (d) Notwithstanding any other provision of this Plan, without the written consent of the Participant (or Beneficiary of a deceased Participant) affected thereby, the Company may not amend or terminate this Plan:

                 (i) For a period of twenty-four (24) months following a Change in Control; or

                 (ii) At any time thereafter, in any manner which affects any Participant (or Beneficiary of a deceased Participant) who receives payments of benefits under this Plan or has a Termination of Service for any reason at any time during the period of twenty-four (24) months following the Change in Control.

         5.8   Distributions from General Assets.  The Company shall make any or
               ---------------------------------
all distributions pursuant to this Plan in cash out of its general assets.

         5.9   Withholding and Payroll Taxes.  The Company shall withhold from
               -----------------------------
payments made hereunder any taxes required to be withheld from such payments under federal, state or local law.

         5.10  Payment to Guardian.  If a benefit is payable to a minor or a
               -------------------
person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapacitated person. The Committee may require proof of minority, incompetency, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Committee from all liability with respect to such benefit.

         5.11  Small Benefit.  Notwithstanding any election made by the
               -------------
Participant, the Committee, in its sole discretion, may pay any benefit in the form of a lump sum payment to the Participant or any Beneficiary, if the lump sum amount of the Account balance which is payable to the Participant or Beneficiary when payments to such Participant or Beneficiary would otherwise commence is less than either (i) $5,000 for any individual Account or (ii) $50,000 in the aggregate for all Accounts which are payable to the Participant or any Beneficiary.

         5.12  Protective Provisions.  Each Participant shall cooperate with the
               ---------------------
Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If a Participant refuses so to cooperate or makes any material misstatement of information or nondisclosure of medical history, then no benefits will be payable hereunder to such Participant or his Beneficiary, provided that, in the Company's sole discretion, benefits may be payable in an amount reduced to compensate the Company for any loss, cost, damage or expense suffered or incurred by the Company as a result in any way of any such action, misstatement or nondisclosure.

         5.13  Notices and Elections.  Any notice or election required or
               ---------------------
permitted to be given to the Company or the Committee under the Plan shall be sufficient if in writing on a form prescribed or accepted by the Committee and hand delivered, or sent by registered or certified mail, to the principal office of the Company, directed to the attention of the Corporate Human Resources Department of the Company. Such notice or election shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

                                   ARTICLE VI

                           DESIGNATION OF BENEFICIARY
                           --------------------------

         6.1   Designation of Beneficiary.  Each Participant shall have the
               --------------------------
right to designate a Beneficiary or Beneficiaries to receive his interest in each of his Accounts upon his death. Such designation shall be made on a form prescribed by and delivered to the Company. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation. If, however, the Participant is married, his spouse shall be required to join any such designation, or change or revocation thereof, to name a Beneficiary other than the spouse.

         6.2   Failure to Designate Beneficiary.  If a Participant shall fail to
               --------------------------------
designate a Beneficiary before his
demise, or if no designated Beneficiary survives the Participant, the Committee shall direct the Company to pay the balance in each of his Accounts in a lump sum to the executor or administrator for his estate; provided, however, if no executor or administrator shall have been appointed, and actual notice of said death was given to the Committee within sixty (60) days after his death, and if his Account balances do not exceed Ten Thousand Dollars ($10,000), the Committee may direct the Company to pay his Account balances to such person or persons as the Committee determines may be entitled thereto, and the Committee may require such proof of right and/or identity of such person or persons as the Committee may deem appropriate or necessary.

                                  ARTICLE VII

                                     POWERS
                                     ------

         7.1   No Liability.  The Committee and its members, the Board and its
               ------------
members, the Company and its officers, employees and agents, and any persons to whom any power or duty is delegated in connection with this Plan shall have no liability for any action or failure to act, except for their own gross negligence or willful misconduct, and no bond or other security shall be required of any such person.

         7.2   Advice of Counsel.  The Committee may consult with legal counsel,
               -----------------
who may be counsel for the Company or otherwise, with respect to the meaning or construction of this Plan, or the Company's or the Committee's obligation or duties hereunder, and shall be fully protected from any responsibility with respect to any action taken or omitted by the Committee in good faith pursuant to the advice of such legal counsel.

         7.3   Distribution of Participants' Interests When Company is Unable to
               -----------------------------------------------------------------
Locate Distributees.  In case the Company is unable within three (3) years after
-------------------
payment is due to a Participant, or within three (3) years after payment is due to the Beneficiary or estate of a deceased Participant, to make such payment to him or his Beneficiary, executor or administrator because it cannot ascertain his whereabouts or the identity or whereabouts of his Beneficiary, executor or administrator by mailing to the last known address shown on the Company's records, and neither he, his Beneficiary, nor his executor or administrator has made written claim therefor before the expiration of the aforesaid time limit, then in such case, the amount due shall be forfeited to the Company.

                                  ARTICLE VIII

                            MAINTENANCE OF ACCOUNTS
                            -----------------------

         8.1 The Company shall keep, or cause to be kept, all such books of account, records and other data as may be necessary or advisable in its judgment for the administration of this Plan, and properly to reflect the affairs thereof, and to determine the nature and amount of the interests of the respective Participants in each Account.

         The Company is not required to physically segregate any assets with respect to the Accounts under this Plan from any other assets of the Company and may commingle any such assets with any other moneys, securities and properties of any kind of the Company. Separate accounts or records for the respective Participants' interests shall be maintained for operational and accounting purposes, but no such account or record shall be considered as creating a lien of any nature whatsoever on or as segregating any of the assets with respect to the Accounts under this Plan from any other funds or property of the Company.

                                   ARTICLE IX

                     AMENDMENT AND TERMINATION OF THE PLAN
                     -------------------------------------

         9.1   Amendment.  The Board may at any time amend the Plan in whole or
               ---------
in part, provided, however, that no amendment shall be effective to decrease or restrict the amount accrued (including earnings at the appropriate interest rate) in any Account to the date of such amendment. Upon a prospective amendment to reduce the formula for determining the future interest rate, 30 days' advance written notice shall be given to each Participant. Following such a reduction and the giving of notice to the Participant, the Participant may elect to (i) terminate an ongoing Deferral Commitment without penalty and/or
(ii) receive an immediate lump sum payment of the balance of his Account(s) for any Deferral Unit(s), reduced by a penalty, which shall be forfeited to the Company, equal to five percent (5%) of the balance of such Account(s), in lieu of payments in accordance with the form previously elected by the Participant. However, the five percent (5%) penalty shall not apply if it would not have applied under Section 5.7(b). The Participant may make such an election by notifying the Committee in writing within sixty (60) days following receipt of notice of the amendment to reduce the interest rate.

         9.2   Company's Right to Terminate.  The Board may at any time
               ----------------------------
partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan or potential payments thereunder would not be in the best interests of the Company.

          (a) Partial Termination.  The Board may partially terminate the Plan
              -------------------
by instructing the Committee not to accept any additional or ongoing Deferral Commitments. In the event of such a partial termination, the Plan shall continue to operate on the same terms and conditions and, unless the Board instructs the Committee not to accept ongoing Deferral Commitments, shall be effective with regard to Deferral Commitments entered into prior to the effective date of such partial termination.

          (b) Complete Termination.  The Board may completely terminate the
              --------------------
Plan. In the event of complete termination, the Plan shall cease to operate, and the Company shall pay out to each Participant (or the Beneficiary of a deceased Participant) his Accounts in one lump sum payment as soon as practicable.

                                   ARTICLE X

                             SPENDTHRIFT PROVISIONS
                             ----------------------

         11.1 The Company shall, except as otherwise provided hereunder, pay all amounts payable hereunder only to the person or persons entitled thereto hereunder, and all such payments shall be made directly into the hands of each such person or persons and not into the hands of any other person or corporation whatsoever, so that said payments may not be liable for the debts, contracts or engagements of any such designated person or persons, or taken in execution by attachment or garnishment or by any other legal or equitable proceedings, nor shall any such designated person or persons have any right to alienate, arbitrate, execute, pledge, encumber, or assign any such payments or the benefits or proceeds thereof. If the person entitled to receive payment be a minor, or a person of unsound mind, whether or not adjudicated incompetent, the Company, upon direction of the Committee, may make such payments to such person or persons, corporation or corporations as may be, or be acting as, parent or legal or natural guardian of such infant or person of unsound mind. The signed receipt of such person or corporation shall be a full and complete discharge to the Company for any such payments.

                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

         11.1  Right of Company to Replace Directors; Obligations.  Neither the
               --------------------------------------------------
action of the Company in establishing this Plan, nor any provisions of this Plan, shall be construed as giving any director the right to be retained as a director, or any right to any payment whatsoever except to the extent of the benefits provided for by this Plan. The Company expressly reserves the right at any time to replace or fail to renominate any director without any liability for any claim against the Company for any payment whatsoever except to the extent provided for in this Plan. The Company has no obligation to create any other or subsequent deferred compensation plan for directors.

         11.2  Title to and Ownership of Assets Held for Accounts.  Title to and
               --------------------------------------------------
ownership of all assets held for any Accounts shall be vested in the Company and shall constitute general assets of the Company.

         11.3  Nature of Liability to Participants.  Any and all payments
               -----------------------------------
required to be made by the Company to Participants in the Plan shall be general and unsecured liabilities of the Company.

         11.4  Benefits to be Provided Solely by the Company - Subsidiaries not
               ----------------------------------------------------------------
Liable Therefor.  All benefits payable under this Plan shall be paid or provided
---------------
for solely by the Company, and the Subsidiaries assume no liability or responsibility therefor. The Subsidiaries shall incur no liability to any of the Participants or their Beneficiaries or successors, or otherwise, for anything done or omitted by the Company, or the Committee, or for any loss in the Accounts.

         11.5  Text to Control.  The headings of the Articles and Sections are
               ---------------
included solely for convenience of reference, and if there be any conflict between such headings and the text of this Plan, the text shall control.

         11.6  Law Governing and Severability.  This Plan shall be construed,
               ------------------------------
regulated and administered under the laws of the State of Delaware.

         If any provisions of this Plan shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of this Plan, and this Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

         11.7  Resolution.  This Plan was adopted pursuant to a resolution duly
               ----------
adopted by the Board at a meeting of the Board called in conformity with the Company's By-Laws.

         11.8  Name.  This Plan may be referred to as the "Outside Director
               ----
Capital Accumulation Plan of H. F. Ahmanson & Company."

         11.9  Gender.  The masculine gender shall include the feminine, and the
               ------
singular shall include the plural.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this 27th day of March, 1997, effective as of January 1, 1995.

                             H. F. AHMANSON & COMPANY



                             By  /s/ Kevin M. Twomey
                                -------------------------------------------
                                 Title: Senior Executive Vice President